UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2015

  SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective July 17, 2015, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), completed its previously announced merger (the “Merger”) with Grand Bankshares, Inc., a Florida corporation (“Grand”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated March 25, 2015, by and among Seacoast, Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”), Grand and Grand’s wholly-owned subsidiary, Grand Bank & Trust of Florida, a Florida bank (“Grand Bank”). At the effective time of the Merger (the “Effective Time”), Grand merged with and into Seacoast, with Seacoast continuing as the surviving corporation.

Pursuant to the Merger Agreement, (i) holders of Grand common and preferred A stock have the right to receive 0.3114 (the “Exchange Ratio”) of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) for each respective share of Grand common and preferred A stock held immediately prior to the Effective Time; and (ii) holders of Grand preferred B stock have the right to receive a total cash payment of $1,000 per share for each share of preferred B stock held immediately prior to the Effective Time. Each share of Seacoast common stock immediately outstanding prior to the Merger remained outstanding and was unaffected by the Merger.

Immediately prior to the Merger, outstanding Grand stock options, restricted stock units and other equity-based awards either (i) vested in accordance with their terms, (ii) were exercised in accordance with its terms, or (iii) terminated. The resulting Grand common stock, if any, converted into the right to receive the number of shares of Seacoast common stock equal to the Exchange Ratio.

Immediately following the Merger, Grand Bank merged with and into SNB, with SNB surviving the merger and continuing its corporate existence under the name “Seacoast National Bank.”

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, pursuant to a supplemental indenture dated July 17, 2015, by and among Seacoast, Grand and Deutsche Bank Trust Company Americas, as Trustee, Seacoast assumed all of Grand’s obligations with respect to its outstanding trust preferred securities, including $7,217,000 of Junior Subordinated Notes due 2034, issued by Grand Bankshares Capital Trust I, a Delaware statutory trust.

Item 8.01 Other Events.

On July 20, 2015, the Company issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 25, 2015, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Grand Bankshares, Inc. and Grand Bank & Trust of Florida (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on March 31, 2015).

99.1	Press Release dated July 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION
OF FLORIDA

By: /s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: July 20, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 25, 2015, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Grand Bankshares, Inc. and Grand Bank & Trust of Florida (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on March 31, 2015).

99.1	Press Release dated July 20, 2015.